EXHIBIT 4. 2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED, PLEDGED. HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT EXISTS WITH RESPECT TO THE PROPOSED SALE, TRANSFER, PLEDGE HYPOTHECATION OF OTHER DISPOSITION.

                    AMERICAN BUSINESS COMPUTERS CORPORATION
                         COMMON STOCK PURCHASE WARRANT
                            CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK

VOID AFTER 5:00 P.M. NEW YORK, NEW YORK LOCAL TIME ON JUNE 1, 1998

Cert. No. WS-

This Warrant Certificate certifies that _______________________, or registered assigns, is the registered Holder ("Holder") of ________________Common Stock Purchase Warrants ("Warrants") to purchase shares of common stock $.01 par value per share ("Common Stock"), of AMERICAN BUSINESS COMPUTERS CORPORATION, a Florida corporation (the "Company"). Each Warrant enables the Holder to purchase from the Company at any time until 5:00 p.m. New York, New York local time on June 1, 1998 one fully paid and non-assessable share of Common Stock (individually, a "Share" and collectively the "Shares") upon presentation and surrender of this Warrant Certificate and upon payment of the purchase price of $2.00 per Share; provided, that if any time after June 1, 1997 the then current market price per share of Common Stock (as defined) is less than $2.50, the exercise price shall be reduced to 80% of such current market price; provided further, such exercise price shall in no event be less than $1.50 per Share (the "Exercise Price"). For purposes of computing the exercise price the term "current market price per Share of Common Stock" shall mean the rolling average "Market Price" (as defined in Section 11(a) hereof) for a thirty (30) day period ending within five (5) days of receipt by the Company of a duly completed Purchase Form with funds sufficient for exercise. Payment shall be made in lawful money of the United States of America by certified check payable to the Company. Such payment shall be made at the principal office of the Company at 451 Kennedy Road, Akron, Ohio 44305. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.


        In lieu of paying cash for the Exercise Price the Holder may tender for cancellation any outstanding principal amount of the Company's 10% Senior Subordinated Notes due June 1, 1998 ("Notes"). The amount so surrendered for cancellation shall be credited at its face value against the Exercise Price with respect to the Warrant being exercised.

        The Warrants represented by this Warrant Certificate were issued together with the Notes in a private placement as described in a certain Confidential Private Placement Term Sheet dated June 13, 1995 (the "Private Placement"):

        1. Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

        2. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

        3. Each Holder consents and agrees with the Company and any other Holder that:

        (a) this Warrant Certificate is exercisable by the Holder in person or by attorney duly authorized in writing at the principal office of the Company in whole or in part;

        (b) anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a share an amount of cash based upon the current market value (or book value, if there shall be no public market value for shares purchasable upon exercise hereof); and

        (c) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

        4. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants, the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary (or Assistant Secretary) of the Company. Subject to Paragraph 10, the Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruction for transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Exercise Price: provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either in whole or from time to time in part (but in no event with respect to less than 100 Shares).

        5. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

        6. In case the Warrant Certificate shall be mutilated, lost stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

        7. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and nonassessable.

        8. Subject and pursuant to the provisions of this paragraph, the purchase price and number of Shares subject to this Warrant Certificate shall be adjusted form time to time as set forth hereinafter:

        (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Exercise Price shall be proportionately decreased as of the close of business on the date of record of said dividend.

        (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Exercise Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

        (c) In case the Company after the date hereof shall distribute to all of the Holders of outstanding shares of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Florida), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such distribution.

        (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that Holders of common stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute a supplemental Warrant Certificate providing that each Holder shall have the right thereafter and until the expiration date to exercise a Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a Holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 8.

        (e) If at any time after the date of issuance hereof the Company shall grant or issue any shares of Cornrnon Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities" other than:

            (i) shares issued in a transaction described in subparagraph (f) of this Paragraph 8; or

            (ii) shares issued, subdivided or combined in transactions described in subparagraphs (a) or (b) of this Paragraph 8;

for a consideration per share which is less than the then current market price per share of Comrnon Stock, then the Exercise Price in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

                (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (g) below for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subparagraph (h) below, would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock or Convertible Securities since the date the Applicable Exercise Price became effective not previously included in any computation resulting in an adjustment pursuant to this subparagraph (e)) at the then current market price per share of Common Stock; and the denominator of which shall be

                (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subparagraph (g)) immediately after the issuance or sale of such additional shares.

For purposes of this Paragraph 8 the current market "current market price per share" of Common Stock at any date shall be deemed to be the average daily closing prices for the thirty (30) consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange, on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported ask prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company. The current market price per share of Common Stock shall be reduced appropriately to take into account the restricted nature of any securities issued by the Company and the issuance or sale of larger blocks of security of its securities.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Exercise Price specified in the first paragraph hereof, the Applicable Exercise Price shall be such initial Exercise Price.

        (f) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

                (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, previously adopted, or as may hereafter be adopted, by the Company's Board of Directors, for the benefit of the Company's employees, consultants or directors, as any such plans or arrangements may hereafter be amended from time to time;

                (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof;

                (iii) to shareholders of any corporation or other entity the stock or assets of which is acquired by, or which merges into the Company
(the "Target Company") in proportion to their stock holdings of the Target Company immediately prior to such acquisition or merger, upon such acquisition or merger, provided that the Target Company does not at the time of such merger beneficially own in excess of fifteen ( 15%) of the issued and outstanding Capital Stock of the Company ("Affiliate") or, if the Target Company is an Affiliate, that the Company has obtained a fairness opinion from a recognized investment banking firm as to the consideration receive by the Company in connection with such acquisition or merger; or

                (iv) in a bona fide public offering pursuant to a firm commitment underwriting.

        (g) For the purpose of subparagraph (a) above, the following provisions shall also be applied:

                (i) In the case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

                (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefore shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

                (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accredited value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

                (iv) In case of the issuance of addition shares of Common
Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such obligations or shares or converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares received by the Company upon such conversion or exchange shall be determined in the same manner as provided in subparagraphs (i) through (iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

        (h) For purposes of the adjustments provided for in subparagraph (e) above, if at any time, the Company shall issue any Convertible Securities the Company shall be deemed to have issued at the same time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

        (i) On the expiration, cancellation or redemption of any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale or such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock therefore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this subparagraph (i) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

        (j) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Exercise Price; provided, however, that any adjustments which by reason of this subparagraph
(j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

        (k) Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        (l) Upon any adjustment of the Exercise Price pursuant to any provisions contained in this Paragraph 8, the number of Shares issuable upon exercise of this Warrant shall be changed to the number of Shares determined by dividing (i) the aggregate Exercise Price payable for the purchase of all Shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the Exercise Price per Share in effect immediately after such adjustment.

        9. In case at any time:

                (i) The Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the Holders of the Common Stock;

                (ii) The Company shall offer for subscription pro-rata to the Holders of the Common Stock any additional shares of stock of any class or other rights;

                (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                (iv) There shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (v) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given at least 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Paragraph.

        10. (a) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferees of any Shares, by his or its acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the Securities Act of 1933 as amended (the "Act"), and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

        (b) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not only apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

                (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

        (c) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

        11. (a) The Warrants represented by this Certificate may be redeemed (as a whole at any time or in part from time to time) on not less than thirty
(30) days' notice, at a redemption price of $.10 per Warrant, provided the "Market Price" (as hereinafter defined) of the Common Stock receivable upon exercise of such Warrants on each of the 60 consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, has been at least 200% of the then effective Exercise Price. The 60 consecutive trading day period ending on the third business day prior to the date the notice of redemption is given is hereinafter referred to as the "Measurement Period". Notwithstanding the foregoing, the Company shall not be entitled to redeem any of the Warrants represented by this Certificate, unless the issuance of the Shares into which the Warrants are exercisable has been registered under the Act at all times during the applicable Measurement Period and shall continue to be so registered at all times between the date on which the notice of redemption is given and the "Redemption Date" (as hereinafter defined). For purposes hereof, "Market Price" shall mean with respect to each trading day the greater of (i) the closing sales price of the Common Stock as reported by NASDAQ, or for any day on which there is no closing sales price so reported, then the closing bid price for such day, and (ii) the closing sales price of the Common Stock reported on the primary securities exchange on which the Common Stock is traded, or for any day on which there is no closing sales price so reported, then the closing bid price for such day.

        (b) In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for redemption (the "Redemption Date"). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days from the date fixed for redemption to the registered Holder of this Warrant Certificate at its last address as it shall appear on the Company's Warrant Certificate registry books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. Any right to exercise a Warrant being redeemed shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date.

        (c) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender of this Certificate to the Company by or on behalf of the Holder thereof, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the redemption price of each Warrant being redeemed. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder with respect thereto, except the right to receive payment of the redemption price, shall cease.

        (d) If less than all of the Common Stock purchase warrants sold in the Private Placement are called for redemption by the Company, the particular Common Stock purchase warrants to be redeemed shall be selected at random by the Company in such manner as the Company in its discretion may deem fair and appropriate. If there shall be drawn for redemption less than all of the Warrants represented by this Warrant Certificate, the Company shall execute and deliver, upon surrender of this Warrant Certificate, without charge to the Holder, a new Warrant Certificate representing the unredeemed balance of the Warrants represented by this Warrant Certificate.

        12. The Company will, within six months of the date of original issuance of this Warrant, use its best efforts to (i) prepare and file under the Act a registration statement relating to the Shares (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of securities to the public for cash); (ii) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify the Shares, provided that the Company shall only be required to register or qualify the Shares in the states where the Units have been registered or qualified; and (iii) use its best efforts to cause such registration statement to become effective and to keep such registration statement and state blue sky filings current and effective for three (3) years; provided, however, the Company will have no such obligation to keep effective a registration statement with regard to the

Shares which is then outstanding if it agrees to purchase the Shares at the then current market price of the Shares.

        All expenses in connection with preparing and filing any registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under such registration statement) shall be borne in full by the Company, except that the underwriting commissions and expenses attributable to the Shares so registered and the fees and disbursements of counsel, if any, to the holders of the Shares shall be borne by such holders. The Company may include other securities in any such registration statement.

        As a precondition to such registration and qualification each holder of the Shares will provide the Company with sufficient information for permit and regulation and qualifications and will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished under the Act or statement contained in a prospectus furnished under the Act or caused by any omission to state of a material fact therein necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus. In addition, each holder will execute and deliver all such documents and undertakings as the Company may deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. The Company's obligations as set forth above with respect to each holder are contingent on such holder's satisfaction of his or its obligations set forth above.

        13. (a) This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to conflict of laws principles.

        (b) This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or any manner other than by an agreement in writing signed by the Holder and the Company.

        (c) Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          Company:  American Business Computers Corporation
                    451 Kennedy Road
                    Akron, Ohio 44305
                    Attention: Treasurer

          Holder:   At the address shown for the
                    Holder in the registration
                    book maintained by the Company.


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
        (d) If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the and that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.


        IN WITNESS WHEREOF, American Business Computers Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of the _______ day of __________________, 1995.

                                      AMERICAN BUSINESS COMPUTERS CORPORATION


                                      By: ____________________________________
                                      Name:
                                      Title:
[SEAL]

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